EXHIBIT 99.1

LITHIA MOTORS REPORTS THIRD QUARTER 2011 EARNINGS OF $0.61 PER SHARE; INTRODUCES 2012 OUTLOOK RANGE OF $1.95 TO $2.05 PER SHARE

__________________________________________________

LITHIA MOTORS DECLARES $0.07 PER SHARE DIVIDEND FOR THIRD QUARTER 2011

Medford, Oregon, October 26, 2011 (7:30 a.m. ET) – Lithia Motors, Inc. (NYSE: LAD) today reported 2011 third quarter income from continuing operations of $16.3 million, or $0.61 per diluted share. This compares to a 2010 third quarter income from continuing operations of $9.6 million, or $0.36 per diluted share. Third quarter 2011 revenue from continuing operations increased $164.9 million, or 29% to $737.9 million, compared to $573.0 million in the third quarter of 2010.

Third Quarter Year-over-Year Operating Highlights:

•         New vehicle same store sales increased 28%

•         Used vehicle retail same store sales increased 14%

•         Service, body and parts same store sales increased 3%

•         SG&A expense as a percentage of gross profit reduced 310 basis points, to 70.8%

“Our team continued to execute in the third quarter,” said Sid DeBoer, Chairman and CEO of Lithia. “We increased quarterly revenue 29 percent, and grew diluted earnings per share 69 percent. As we remain disciplined on controlling costs, incremental operating leverage demonstrates the earnings power of our company.”

For the first nine months of 2011, revenue from continuing operations increased 30% to $2.0 billion as compared to $1.6 billion in 2010. Same store new vehicle sales increased 31%, used vehicle retail same store sales increased 16% and service, body and parts same store sales increased 5%. For the first nine months of 2011 adjusted income from continuing operations was $1.48 per diluted share as compared to $0.72 per diluted share in 2010. Unadjusted, for the first nine months of 2011, income from continuing operations was $1.47 per diluted share, compared to $0.35 per diluted share for 2010.

“We grew new vehicle same store sales 28 percent, well above the national average,” said Bryan DeBoer, President and COO. “Our import stores grew new unit sales volume two percent, despite shortage of import brand new vehicle inventory. However, we still have opportunity to increase our market share in both new and used vehicle sales.”

Corporate Development

On October 6, 2011, Lithia purchased a Subaru and Mitsubishi store in Fresno, California, with estimated annual revenues of $25.0 million. Including this acquisition, Lithia has purchased six stores in 2011. On October 19, 2011, Lithia sold a Volkswagen store in Thornton, Colorado, a suburb of Denver.

Commenting on the acquisition and divestiture activity, Bryan DeBoer said, “Lithia Subaru Mitsubishi of Fresno complements our existing Ford Mazda and Nissan Hyundai stores in the Fresno market. We continue to pursue exclusive franchises in the markets we operate in, and have strategically purchased and sold stores this year to further that strategy.”

Share Repurchases

During the third quarter, Lithia repurchased 650,809 shares of its Class A common stock. Under the 1.0 million share repurchase program authorized in 2000, 416,776 shares were repurchased. Under a new 2.0 million authorization approved by the Board of Directors in August 2011, an additional 234,033 shares were repurchased. At the end of the third quarter, authority to purchase 1.77 million shares remained under this authorization.

Chris Holzshu, SVP and Chief Financial Officer, commented, “We remain focused on the prudent allocation of capital. While our first choice remains acquisitions and internal investment, we are pleased to provide a dividend and opportunistically repurchase shares to return value to our shareholders.”

Balance Sheet Update

On September 30, 2011, Lithia entered into a new three-year $200 million credit facility with US Bank, N.A. and JPMorgan Chase Bank, N.A. The revolving facility will provide $100 million for new vehicle inventory floor plan financing and $100 million for general corporate purposes including working capital and acquisitions.

Lithia ended the period with $16 million in cash and $49 million in unfinanced new vehicle inventory. The new credit facility provides available funds of approximately $29 million. In total, this represents approximately $94 million in available liquidity.

Dividend Payment

Lithia announced that the Board of Directors has approved a dividend of $0.07 per share for the third quarter 2011. Lithia will pay the dividend November 25, 2011 to shareholders of record on November 11, 2011.

Updated Outlook for 2011

Lithia projects its 2011 fourth quarter earnings guidance within a range of $0.37 to $0.39 per diluted share. Full-year 2011 earnings guidance is projected within a range of $1.86 to $1.88 per diluted share. Both projections are based on the following annual assumptions:

•         Total revenues in range of $2.6 to $2.7 billion

•         New vehicle same store sales increasing 26%

•         New vehicle gross margin ranging from 7.5% to 7.7%

•         Used vehicle same store sales increasing 16%

•         Used vehicle gross margin ranging from 14.5% to 14.7%

•         Service body and parts same store sales increasing 3.6%

•         Service body and parts gross margin ranging from 48.4% to 48.7%

•         Finance and insurance gross profit of $1,000 per unit

•         Tax rate of 40%

•         Average diluted shares outstanding of 26.7 million

•         Capital expenditures of $35 million

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Outlook for 2012

Lithia projects its 2012 first quarter earnings guidance within a range of $0.37 to $0.39 per diluted share. Full-year 2012 earnings guidance is projected within a range of $1.95 to $2.05 per diluted share. Both projections are based on the following annual assumptions:

•         Total revenues in range of $2.9 to $3.0 billion

•         New vehicle same store sales increasing 9.0%

•         New vehicle gross margin ranging from 7.5% to 7.7%

•         Used vehicle same store sales increasing 8.5%

•         Used vehicle gross margin ranging from 14.5% to 14.7%

•         Service body and parts same store sales increasing 2.0%

•         Service body and parts gross margin ranging from 48.4% to 48.7%

•         Finance and insurance gross profit of $980 per unit

•         Tax rate of 40%

•         Average diluted shares outstanding of 26.8 million

•         Capital expenditures of $38 million

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Third Quarter Earnings Conference Call and Updated Presentation

The third quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available after 1:00 p.m. ET on October 26, 2011 through November 2, 2011 by calling 877-660-6853 (Conference ID: 379757).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 28 brands of new and all brands of used vehicles at 86 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites

www.lithia.com

www.lithiacareers.com

www.assuredservice.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Source: Lithia Motors, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding fourth quarter and full year 2011 results, first quarter and full year 2012 results, the effect of acquisitions on annual revenues, estimated new vehicle inventory and sales levels and the sustainability of future incremental operating leverage. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. These measures exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended
	September 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$ 391,120	$ 288,125	$ 102,995	35.7%
Used vehicle retail	189,338	156,539	32,799	21.0
Used vehicle wholesale	36,612	30,414	6,198	20.4
Finance and insurance	23,029	18,629	4,400	23.6
Service, body and parts	87,669	76,169	11,500	15.1
Fleet and other	10,133	3,121	7,012	224.7
Total revenues	737,901	572,997	164,904	28.8
Cost of sales:
New vehicle retail	361,175	264,286	96,889	36.7
Used vehicle retail	161,881	133,602	28,279	21.2
Used vehicle wholesale	36,697	30,386	6,311	20.8
Service, body and parts	45,034	38,850	6,184	15.9
Fleet and other	9,443	2,684	6,759	251.8
Total cost of sales	614,230	469,808	144,422	30.7
Gross profit	123,671	103,189	20,482	19.8
SG &A expense	87,595	76,211	11,384	14.9
Depreciation and amortization	4,201	4,182	19	0.5
Income from operations	31,875	22,796	9,079	39.8
Floor plan interest expense	(2,066)	(3,047)	(981)	(32.2)
Other interest expense	(3,082)	(3,718)	(636)	(17.1)
Other income, net	216	73	143	195.9
Income from continuing operations before income taxes	26,943	16,104	10,839	67.3
Income tax expense	10,604	6,545	4,059	62.0
Income tax rate	39.4%	40.6%
Income from continuing operations	$ 16,339	$ 9,559	$ 6,780	70.9%

Discontinued operations	224	233	(9)	(3.9)
Net income	$ 16,563	$ 9,792	$ 6,771	69.1%

Diluted net income per share:
Continuing operations	$ 0.61	$ 0.36	$ 0.25	69.4%
Discontinued operations	0.01	0.01	-	-
Net income per share	$ 0.62	$ 0.37	$ 0.25	67.6%

Diluted shares outstanding	26,654	26,328	326	1.2%

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended
	September 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.7%	8.3%	(60) bps
Used vehicle retail	14.5	14.7	(20) bps
Used vehicle wholesale	(0.2)	0.1	(30) bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.6	49.0	(40) bps
Fleet and Other	6.8	14.0	(720) bps
Gross profit margin	16.8	18.0	(120) bps

Unit sales
New vehicle retail	11,729	9,045	2,684	29.7%
Used vehicle retail	10,912	9,547	1,365	14.3
Used vehicle wholesale	4,618	3,984	634	15.9
Total units sold	27,259	22,576	4,683	20.7

Average selling price
New vehicle retail	$ 33,346	$ 31,855	$ 1,491	4.7%
Used vehicle retail	17,351	16,397	954	5.8
Used vehicle wholesale	7,928	7,634	294	3.9

Average gross profit per unit
New vehicle retail	$ 2,553	$ 2,636	$ (83)	(3.1)%
Used vehicle retail	2,516	2,403	113	4.7
Used vehicle wholesale	(18)	7	(25)	NM
Finance and insurance	1,017	1,002	15	1.5

Revenue mix
New vehicle retail	53.0%	50.3%
Used vehicle retail	25.7	27.3
Used vehicle wholesale	4.9	5.3
Finance and insurance, net	3.1	3.3
Service, body and parts	11.9	13.3
Fleet and other	1.4	0.5

	Three Months Ended
	September 30,
Other metrics	2011	2010
SG &A as a % of revenue	11.9%	13.3%
SG &A as a % of gross profit	70.8	73.9
Operating profit as a % of revenue	4.3	4.0
Operating profit as a % of gross profit	25.8	22.1
Pretax margin	3.7	2.8

NM – not meaningful

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Three Months Ended
	September 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 369,518	$ 287,821	$ 81,697	28.4%
Used vehicle retail	177,737	155,620	22,117	14.2
Used vehicle wholesale	34,841	30,158	4,683	15.5
Finance and insurance	21,741	18,032	3,709	20.6
Service, body and parts	78,225	75,920	2,305	3.0
Fleet and Other	9,615	2,985	6,630	222.1

Gross profit (loss)
New vehicle retail	$ 27,933	$ 23,789	$ 4,144	17.4%
Used vehicle retail	26,263	22,770	3,493	15.3
Used vehicle wholesale	(128)	58	(186)	NM
Finance and insurance	21,741	18,032	3,709	20.6
Service, body and parts	37,203	36,533	670	1.8
Fleet and Other	231	73	158	216.4

Unit sales
New vehicle retail	11,213	9,030	2,183	24.2%
Used vehicle retail	10,395	9,480	915	9.7
Used vehicle wholesale	4,477	3,959	518	13.1
Total units sold	26,085	22,469	3,616	16.1

Average selling price
New vehicle retail	$ 32,954	$ 31,874	$ 1,080	3.4%
Used vehicle retail	17,098	16,416	682	4.2
Used vehicle wholesale	7,782	7,618	164	2.2

Average gross profit (loss) per unit
New vehicle retail	$ 2,491	$ 2,634	$ (143)	(5.4)%
Used vehicle retail	2,527	2,402	125	5.2
Used vehicle wholesale	(29)	15	(44)	NM
Finance and insurance	1,006	974	32	3.3

NM – not meaningful

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Nine Months Ended
	September 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$ 1,052,252	$ 765,009	$ 287,243	37.5%
Used vehicle retail	525,919	435,186	90,733	20.8
Used vehicle wholesale	95,882	78,895	16,987	21.5
Finance and insurance	63,815	49,096	14,719	30.0
Service, body and parts	245,148	213,926	31,222	14.6
Fleet and other	30,467	8,620	21,847	253.4
Total revenues	2,013,483	1,550,732	462,751	29.8
Cost of sales:
New vehicle retail	971,246	701,298	269,948	38.5
Used vehicle retail	447,850	372,862	74,988	20.1
Used vehicle wholesale	95,289	78,199	17,090	21.9
Service, body and parts	125,725	109,113	16,612	15.2
Fleet and other	27,945	7,392	20,553	278.0
Total cost of sales	1,668,055	1,268,864	399,191	31.5
Gross profit	345,428	281,868	63,560	22.5
Asset impairment charges	872	14,751	(13,879)	(94.1)
SG &A expense	250,264	219,622	30,642	14.0
Depreciation and amortization	12,593	13,221	(628)	(4.8)
Income from operations	81,699	34,274	47,425	138.4
Floor plan interest expense	(8,018)	(8,276)	(258)	(3.1)
Other interest expense	(9,395)	(10,832)	(1,437)	(13.3)
Other income, net	463	354	109	30.8
Income from continuing operations before income taxes	64,749	15,520	49,229	317.2
Income tax expense	25,317	6,228	19,089	306.5
Income tax rate	39.1%	40.1%
Income from continuing operations	$ 39,432	$ 9,292	$ 30,140	324.4%

Discontinued operations	662	48	614	1,279.2
Net income	$ 40,094	$ 9,340	$ 30,754	329.3%

Diluted net income per share:
Continuing operations	$ 1.47	$ 0.35	$ 1.12	320.0%
Discontinued operations	0.03	0.01	0.02	200.0
Net income per share	$ 1.50	$ 0.36	$ 1.14	316.7%

Diluted shares outstanding	26,738	26,191	547	2.1%

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Nine Months Ended			%
	September 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.7%	8.3%	(60) bps
Used vehicle retail	14.8	14.3	50 bps
Used vehicle wholesale	0.6	0.9	(30) bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.7	49.0	(30) bps
Fleet and Other	8.3	14.2	(590) bps
Gross profit margin	17.2	18.2	(100) bps

Unit sales
New vehicle retail	32,386	24,345	8,041	33.0%
Used vehicle retail	30,758	26,133	4,625	17.7
Used vehicle wholesale	12,246	10,476	1,770	16.9
Total units sold	75,390	60,954	14,436	23.7

Average selling price
New vehicle retail	$ 32,491	$ 31,424	$ 1,067	3.4%
Used vehicle retail	17,099	16,653	446	2.7
Used vehicle wholesale	7,830	7,531	299	4.0

Average gross profit per unit
New vehicle retail	$ 2,501	$ 2,617	$ (116)	(4.4)%
Used vehicle retail	2,538	2,385	153	6.4
Used vehicle wholesale	48	66	(18)	(27.3)
Finance and insurance	1,011	973	38	3.9

Revenue mix
New vehicle retail	52.3%	49.3%
Used vehicle retail	26.1	28.1
Used vehicle wholesale	4.7	5.1
Finance and insurance, net	3.2	3.2
Service, body and parts	12.2	13.8
Fleet and other	1.5	0.5

	Adjusted		As reported
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Other metrics
SG &A as a % of revenue	12.5%	14.1%	12.4%	14.2%
SG &A as a % of gross profit	72.6	77.6	72.5	77.9
Operating profit as a % of revenue	4.1	3.2	4.1	2.2
Operating profit as a % of gross profit	23.7	17.8	23.7	12.2
Pretax margin	3.2	2.0	3.2	1.0

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Nine Months Ended			%
	September 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 999,136	$ 765,861	$ 233,275	30.5%
Used vehicle retail	499,349	432,154	67,195	15.5
Used vehicle wholesale	92,445	77,487	14,958	19.3
Finance and insurance	60,474	47,264	13,210	27.9
Service, body and parts	224,779	213,391	11,388	5.3
Fleet and Other	22,633	8,202	14,431	175.9

Gross profit
New vehicle retail	$ 76,202	$ 63,639	$ 12,563	19.7%
Used vehicle retail	74,579	61,661	12,918	21.0
Used vehicle wholesale	500	838	(338)	(40.3)
Finance and insurance	60,474	47,264	13,210	27.9
Service, body and parts	106,711	102,328	4,383	4.3
Fleet and Other	654	145	509	351.0

Unit sales
New vehicle retail	31,011	24,364	6,647	27.3%
Used vehicle retail	29,496	25,927	3,569	13.8
Used vehicle wholesale	11,912	10,344	1,568	15.2
Total units sold	72,419	60,635	11,784	19.4

Average selling price
New vehicle retail	$ 32,219	$ 31,434	$ 785	2.5%
Used vehicle retail	16,929	16,668	261	1.6
Used vehicle wholesale	7,761	7,491	270	3.6

Average gross profit per unit
New vehicle retail	$ 2,457	$ 2,612	$ (155)	(5.9)%
Used vehicle retail	2,528	2,378	150	6.3
Used vehicle wholesale	42	81	(39)	(48.1)
Finance and insurance	999	940	59	6.3

Lithia Motors, Inc.

Revenue Mix (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
New vehicle unit sales brand mix
Chrysler	33.7%	28.7%	30.8%	27.7%
General Motors	17.5	16.0	17.6	16.8
Toyota	10.4	13.2	11.8	13.6
BMW, Mini	6.7	5.2	6.3	5.4
Ford	5.9	6.2	5.8	5.9
Hyundai	5.5	6.0	5.6	6.0
Honda, Acura	5.3	8.3	6.9	8.7
Subaru	4.6	5.9	5.0	5.6
Nissan	3.4	3.5	3.6	3.5
Volkswagen, Audi	2.3	3.1	2.3	2.7
Mercedes Kia	2.1 1.7	1.3 2.0	1.7 1.8	1.2 2.0
Other	0.9	0.6	0.8	0.9

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue geographic mix
Texas	23.7%	24.9%	24.1%	25.3%
Oregon	20.3	15.5	19.2	15.1
California	9.6	10.4	9.8	10.7
Alaska	9.5	9.9	9.3	10.5
Washington	9.0	10.2	9.5	10.2
Montana	8.4	8.1	8.2	7.3
Iowa	6.3	7.2	6.6	7.1
Idaho	5.7	6.5	5.8	6.5
Nevada	4.1	4.2	4.3	4.2
North Dakota	2.2	2.3	2.1	2.1
New Mexico	1.2	0.8	1.1	1.0

	As of October 26, 2011
Current store count mix	# of stores	% of total
Chrysler	22	25.6%
General Motors	12	14.0
Honda, Acura	9	10.5
Toyota	8	9.3
BMW, MINI	7	8.1
Hyundai	6	7.0
Ford	5	5.8
Nissan	4	4.6
Mercedes	3	3.5
Subaru	3	3.5
Volkswagen, Audi	3	3.5
Kia	2	2.3
Other	2	2.3

Lithia Motors, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands except per share data)

	September 30, 2011	December 31, 2010
Cash and cash equivalents	$ 15,936	$ 9,306
Trade receivables, net	84,247	75,011
Inventories, net	489,217	415,228
Deferred income taxes	4,554	2,937
Other current assets	5,298	6,062
Assets held for sale	4,912	-
Total current assets	$ 604,164	$ 508,544

Property and equipment, net	379,515	362,433
Goodwill	18,191	6,186
Franchise value	58,400	45,193
Deferred income taxes	34,776	39,524
Other non-current assets	20,169	9,796
Total assets	$ 1,115,215	$ 971,676

Floor plan notes payable	$ 324,307	$ 251,257
Current maturities of long-term debt	11,633	12,081
Trade payables	28,575	23,747
Accrued liabilities	71,102	58,784
Liabilities related to assets held for sale	866	-
Total current liabilities	$ 436,483	$ 345,869

Long-term debt	285,954	268,693
Deferred revenue	23,774	20,158
Other long-term liabilities	20,621	16,739
Total liabilities	$ 766,832	$ 651,459

Class A common stock	277,803	284,807
Class B common stock	468	468
Additional paid-in capital	11,171	10,972
Accumulated other comprehensive loss	(4,986)	(4,869)
Retained earnings	63,927	28,839
Total liabilities & stockholders' equity	$ 1,115,215	$ 971,676

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2011	2010
Net income	$ 40,094	$ 9,340

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Asset impairments	872	14,751
Depreciation and amortization	12,593	13,221
Depreciation and amortization
within discontinued operations	160	176
Stock-based compensation	1,686	1,450
Gain on disposal of assets	(134)	(59)
(Gain) loss from disposal activities within discontinued operations Deferred income taxes	(116) 3,325	294 (2,610)
Excess tax benefit from share-based payment arrangements	(360)	(89)
(Increase) decrease:
Trade receivables, net	(7,177)	(17,754)
Inventories	(53,389)	(57,040)
Other current assets	(1,078)	2,564
Other non-current assets	(4,079)	(1,313)
Increase (decrease):
Floor plan notes payable	(10,637)	3,111
Trade payables	3,759	6,167
Accrued liabilities	9,890	11,181
Other long-term liabilities and deferred revenue	8,018	623
Net cash provided by (used in) operating activities	$ 3,427	$ (15,987)

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
Net cash provided by (used in) operating activities	2011	2010
As reported	$ 3,427	$ (15,987)
Floor plan notes payable, non-trade	67,402	13,807
Adjusted	$ 70,829	$ (2,180)

Lithia Motors, Inc.

Other Highlights (Unaudited)

(In thousands except per share data)

September 30, 2011	December 31, 2010	September 30, 2010
Days Supply(1)
New vehicle inventory	66	75	73
Used vehicle inventory	53	53	49
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

September 30, 2011	December 31, 2010
Other information
Long-term debt/total capitalization(2)	45.1%	45.6%
(2)Total capitalization is comprised of long-term debt and total stockholder’s equity.
Financial covenants
Requirement	As of September 30, 2011
Current ratio	Not less than 1.20 to 1	1.45 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	1.69 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1	2. 87 to 1
Funded debt restriction	Not more than $310 million	$228.6 million

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands)

	Nine months ended, September 30
	2011	2010
Selling, general & administrative
As reported	$250,264	$219,622
Disposal gain	580	365
Reserve adjustments	-	(1,334)
Adjusted	$ 250,844	$ 218,653

Income from operations
As reported	$ 81,699	$ 34,274
Impairments and disposal gain	292	14,452
Reserve adjustments	-	1,334
Adjusted	$ 81,991	$ 50,060

Income from continuing operations before income taxes
As reported	$ 64,749	$ 15,520
Impairments and disposal gain	292	14,452
Reserve adjustments	-	1,334
Adjusted	$ 65,041	$ 31,306

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

Adjusted net income and diluted earnings per share
	Nine Months Ended September 30,
	Net income		Diluted earnings per share
	2011	2010	2011	2010
Continuing Operations
As reported	$ 39,432	$ 9,292	$ 1.47	$ 0.35
Impairments and disposal gain	176	8,776	0.01	0.34
Reserve adjustments	-	722	-	0.03
Adjusted	$ 39,608	$ 18,790	$ 1.48	$ 0.72

Discontinued Operations
As reported	$ 662	$ 48	$ 0.03	$ 0.01
Impairments and disposal loss	(61)	178	(0.01)	-
Adjusted	$ 601	$ 226	$ 0.02	$ 0.01

Consolidated Operations
As reported	$ 40,094	$ 9,340	$ 1.50	$ 0.36
Adjusted	40,209	19,016	1.50	0. 73